UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                              __________

                               FORM 8-K



                            CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):         Commission File Number
July 24, 1996                                                             1-8233





                        USF&G CORPORATION
       (Exact Name of Registrant as Specified in Charter)



Maryland                                                              52-1220567
(State or Other Jurisdiction                   (IRS Employer Identification No.)
of Incorporation)





              100 Light Street, Baltimore, Maryland 21202
               (Address of Principal Executive Offices)


                         (410) 547-3000
       (Registrant's telephone number, including area code)


                       USF&G CORPORATION
                            FORM 8-K
                    ______________________


Item 5. Other Events

LGT Asset Management and its parent, Liechtenstein Global Trust ("LGT"), and Chancellor Capital Management, Inc. ("Chancellor"), announced today that a definitive agreement has been signed under which LGT will purchase Chancellor. The total consideration for Chancellor could reach a maximum of $300 million, contingent upon the level of growth in the business over the next five years. Significant long-term incentives are included to retain key employees.

United States Fidelity and Guaranty Company, a wholly owned subsidiary of USF&G Corporation, holds an approximate 44.5% ownership interest (on a fully diluted basis and assuming conversion of preferred stock) in Chancellor. If thetransaction closes in accordance with the agreement announced today, then USF&G expects to report a realized capital gain of approximately $75 million.



                       USF&G CORPORATION
                          FORM 8-K
                    ______________________
                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                         USF&G CORPORATION
                                         By:  DAN L. HALE
                                              Dan L. Hale
                                              Executive Vice President,
                                              and Chief Financial Officer

July 24, 1996